UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(Address of principal executive offices) (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Comerica Incorporated (“Comerica”) announced today that Executive Vice President, Treasurer and Interim Chief Financial Officer James J. Herzog has been named Executive Vice President and Chief Financial Officer of Comerica Incorporated and Comerica Bank, effective immediately. Upon his promotion, he ceased holding the title of Treasurer.

Mr. Herzog has held the role of Interim Chief Financial Officer since September 11, 2019, as reported in Comerica’s Form 8-K filed with the Securities and Exchange Commission on September 13, 2019, which is incorporated herein by reference.

In connection with his promotion, Comerica will increase Mr. Herzog’s base salary to $525,000 per year. Also in connection with his promotion, Mr. Herzog received equity grants valued at a total of approximately $476,000 as of the grant date of February 25, 2020. 65% of the equity award was allocated toward a target number of performance-based restricted stock units under the senior executive long-term performance program (“SELTPP”); 25% of the equity award was allocated toward restricted stock units, and 10% of the equity award was allocated toward stock options. All of the equity grants were made under Comerica’s 2018 Long-Term Incentive Plan. The target grant of SELTPP restricted stock units is subject to Comerica’s standard SELTPP agreement (2019 version). It will be eligible to vest based on Comerica’s average return on common equity excluding certain non-performance items (“ROCE”) over a three-year performance period (2020-2022), relative to a goal ROCE established toward the beginning of the performance period, with settlement occurring after the end of the performance period. The grant of restricted stock units is subject to Comerica’s standard employee non-cliff restricted stock unit agreement, with 50% of the shares vesting on the third anniversary of the grant date and 25% vesting on each of the fourth and fifth anniversaries of the grant date. The grant of stock options is subject to Comerica’s standard non-qualified stock option agreement, with the stock options vesting 25% per year over four years and having a term of 10 years. Additional information about Comerica’s executive compensation program can be found in its 2019 Proxy Statement.

Additionally, effective February 25, 2020, Mr. Herzog entered into Comerica’s standard Change of Control Employment Agreement, which is attached as Exhibit 10.18 to Comerica’s Form 10-K for the year ended December 31, 2019. The agreement is described on pages 64-65 of Comerica’s 2019 Proxy Statement under “Change of Control,” which description is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 25, 2020, Comerica issued a press release regarding the appointment of Mr. Herzog as Executive Vice President and Chief Financial Officer and the related appointment of Stanislava Kostova as Executive Vice President and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press release dated February 25, 2020

104	The cover page from Comerica’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Executive Vice President - Chief Legal Officer

Date: February 25, 2020